Exhibit 5.1

March 2, 2015

Callidus Software Inc.
4140 Dublin Blvd., Suite 400
Dublin, California 94568

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 ("Registration Statement") to be filed by Callidus Software Inc., a Delaware corporation ("Company"), with the Securities and Exchange Commission ("Commission") on March 2, 2015 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,600,000 shares of the Company's Common Stock, $0.001 par value per share ("Shares"). The Shares may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement ("Prospectus"), supplements to the Prospectus (each, a "Prospectus Supplement") and any free writing prospectus (each, a "Free Writing Prospectus"). In rendering the opinions set forth herein, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

  (1)
  the Company's Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 20, 2003 and certified by the Delaware Secretary of State on February 27, 2015 ("Restated Certificate");

  (2)
  the Company's Second Amended and Restated Bylaws, certified by the Company's Secretary on October 18, 2010 ("Bylaws"), which the Company has represented to us in the Opinion Certificate (as defined below) to be the current bylaws of the Company;

  (3)
  the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

  (4)
  the Prospectus prepared in connection with, and included in, the Registration Statement;

  (5)
  the registration statement on Form 8-A filed by the Company with the Commission in accordance with the Securities Exchange Act of 1934, as amended, on November 10, 2003;

  (6)
  minutes of meetings and actions by written consent of the Company's Board of Directors ("Board") and the Company's stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Restated Certificate, (ii) the Bylaws, and (iii) the filing of the Registration Statement and other related matters;

  (7)
  the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent verifying the number of all the Company's issued and outstanding shares of capital stock as of February 27, 2015 and a statement prepared by the Company as to the number of issued and outstanding options, warrants and other rights to purchase or otherwise acquire from the Company any shares of the Company's capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company's stock option and stock purchase plans and all other plans, options, warrants, agreements or rights of any kind to purchase or otherwise acquire from the Company any shares of the Company's capital stock as of March 2, 2015);

  (8)
  a Certificate of Good Standing issued by the Delaware Secretary of State with respect to the Company dated February 27, 2015 ("Certificate of Good Standing"); and

  (9)
  an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations ("Opinion Certificate").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        We have also assumed that the certificates representing the Shares, if any, will be, when issued, properly signed by authorized officers of the Company or their agents. Furthermore, to the extent that the Company issues any uncertificated capital stock, we assume that the issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register the transfer of the Shares to the purchasers of such Shares on the Company's record of uncertificated securities.

        As to matters of fact relevant to this opinion, we have relied upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

        We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law (such above-described laws being collectively hereinafter referred to as the "Applicable Laws").

        With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate. With respect to our opinion in paragraph (2) below regarding the non-assessability of the Shares, we assume the absence of any future amendments to the Company's Certificate of Incorporation that would make the Shares assessable.

        In connection with our opinions expressed below, we have assumed that: (a) at or prior to the time of the delivery of any Shares in connection with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Free Writing Prospectus, the Registration Statement (and any amendments thereto) will have been declared effective under the Securities Act; (b) that the registration effected by the Registration Statement will apply to such Shares and will not have been modified or rescinded; (c) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect; (d) that there will not have occurred any change in the law or the facts affecting the validity or enforceability of the Shares; (e) no future amendments will be made to the Restated Certificate that would be in conflict with or inconsistent with the Company's right, power, authority and ability to legally issue all of the Shares, (f) at the time of each offer, issuance and sale of any Shares, the Company will have a sufficient number of authorized and unissued Shares to be able to issue all such

Shares; (g) all purchasers of Shares will timely pay in full to the Company all amounts they have agreed to pay to purchase such Shares; and (h) that the issuance and delivery of such Shares and the compliance by the Company with the terms of such Shares will not violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

        The Company has informed us that the Company intends to issue the Shares from time to time on an immediate, delayed or continuous basis. This opinion is limited to the Applicable Laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Shares, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Shares are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement and any applicable Free Writing Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Shares. We also assume the Company will (i) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time, and (ii) duly amend its Certificate of Incorporation to increase the authorized number of shares of its common stock if the number of the Shares to be sold pursuant to the Registration Statement would cause the Company to issue more Shares than are then authorized under its Certificate of Incorporation but are not outstanding or reserved for issuance under other then outstanding securities of the Company. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

        Based upon and subject to all the foregoing, it is our opinion that:

        (1)   The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

        (2)   With respect to the Shares registered pursuant to the Registration Statement, when such Shares are issued, sold and delivered in the manner and for the consideration (not less than the par value of the Shares) stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus, and when the Board or a committee of the Board and, if required, the Company's stockholders, have taken all necessary corporate actions to approve the issuance of and the terms of the offering of the Shares, the Shares will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter.

        This opinion is intended solely for use in connection with the issuance and sale of Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered on, and speaks only as of, the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,
/s/ Fenwick & West LLP Fenwick & West LLP